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                                                                   Exhibit 23.10


                       Consent of Independent Accountants




We have issued our report dated July 23, 1999 (except for Note 13 as to which the date is July 29, 1999), accompanying the consolidated financial statements of Isonics Corporation contained in the Post-Effective Amendment No. 1 to the Registration Statement. We consent to the use of the aforementioned report in the Post-Effective Amendment No. 1 to the Registration Statement, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP


San Jose, California
March 24, 2000